EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Standard Commercial Corporation on Form S-8 of our reports dated June 14, 2004 (which reports express an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards (“SFAS”)_No. 142, Goodwill and Other Intangible Assets, on April 1, 2002, the adoption of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, on March 31, 2002, and the adoption of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, on April 1, 2001 and the adoption of SFAS No. 145, Recission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13 and Technical Corrections), appearing in and incorporated by reference in the Annual Report on Form 10-K of Standard Commercial Corporation for the year ended March 31, 2004.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina

August 13, 2004